Exhibit 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE: May 8, 2008	FINANCIAL CONTACT:

Kevin Shook, Treasurer and Chief Financial Officer
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES FIRST QUARTER 2008 RESULTS

Lancaster, Pa., May 8, 2008 – Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today reported earnings for the three months ended March 31, 2008. EIHI reported net income of $2.6 million, or $0.26 per diluted share, for the first quarter of 2008, compared to net income of $3.2 million, or $0.29 per diluted share, for the same period in 2007.

Highlights for the first quarter include:

•	Consolidated revenue for the first quarter of 2008 was $35.5 million, compared to $33.0 million for the same period in 2007;

•	Net premiums earned increased to $33.0 million in the first quarter of 2008 from $29.1 million during the same period in 2007;

•

Favorable loss reserve development on prior accident years of $1.5 million ($975,000 after-tax) was recorded in the workers’ compensation insurance segment for the three months ended March 31, 2008 compared to $1.0 million ($650,000 after-tax) for the same period in 2007;

•	After-tax intangible asset amortization expense of $213,000 was recorded for the three months ended March 31, 2008, compared to $283,000 for the first quarter of 2007;

•	After-tax net realized losses of $174,000 were recorded for the three months ended March 31, 2008 compared to after-tax net realized gains of $503,000 for the same period in 2007; and

•

For the three months ended March 31, 2007, net income was negatively impacted by after-tax purchase accounting adjustments of $368,000 compared to negligible purchase accounting adjustments for the same period in 2008.

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

1.888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

May 8, 2008	Eastern Insurance Holdings, Inc. Quarterly Earnings Release

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended March 31, 2008 and 2007 consisted of the following:

	2008	2007
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	124,720	49,765
Weighted average restricted stock shares	88,362	11,049
Weighted average treasury shares purchased	(1,349,677)	(12,269)
Stock warrants	306,099	306,099

Total	9,773,052	10,958,192

“I am very pleased with the operational results of our first quarter,” said Bruce M. Eckert, Chief Executive Officer. “The insurance products in our two largest operating segments performed extremely well, with the exception of our dental product. And, this performance was achieved in an increasingly competitive insurance market, particularly in the Southeast, and during extremely challenging investment markets. The loss ratio in our workers’ compensation insurance segment improved by almost 6 points over the first quarter of 2007 and you will recall that our 12 month workers’ compensation results in 2007 were outstanding. The combined ratio in this product included an increased expense ratio associated with the opening of our Charlotte, North Carolina office, which we anticipate will be normalized as we add premium in subsequent quarters. The loss ratio in our dental product typically produces higher loss ratios in the first quarter as a result of utilization and that trend was especially apparent this quarter.”

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $3.0 million for the first quarter of 2008 compared to $2.6 million for the first quarter of 2007. Highlights for the first quarter include:

•

Net premiums earned increased to $14.8 million for the first quarter of 2008, compared with $13.0 million, before purchase accounting adjustments, for the first quarter of 2007, an increase of 13.8 percent;

•

The calendar year loss and LAE ratio was 50.9 percent for the three months ended March 31, 2008 compared to 56.8 percent for the same period in 2007. For the three months ended March 31, 2008, favorable loss reserve development on prior accident years of $1.5 million decreased the 2008 loss ratio by 10.1 percentage points, compared to favorable loss reserve development on prior accident years of $1.0 million in the first quarter of 2007, which decreased the 2007 loss ratio by 8.3 percentage points;

•

The expense ratio was 25.6 percent for the three months ended March 31, 2008 compared to 22.3 percent for the same period in 2007. The increase in the expense ratio is primarily due to start-up costs associated with EIHI’s expansion into the Southeast;

•	The combined ratio was 76.1 percent for the first quarter of 2008, compared to 79.9 percent for the same period last year;

May 8, 2008	Eastern Insurance Holdings, Inc. Quarterly Earnings Release

•	Net investment income was $912,000 for the first quarter of 2008, compared to $1.2 million for the same period in 2007; and

•	After-tax purchase accounting charges were $362,000 for the three months ended March 31, 2007 compared to negligible purchase accounting charges for the same period in 2008.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment added one new program during the first quarter of 2008, bringing the total number of programs to fourteen. As previously reported, two of the programs are currently in run-off.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported net income of $312,000 for the three months ended March 31, 2008 compared to $996,000 for the same period in 2007. Highlights for the first quarter include:

•	Net premiums earned were $9.2 million for the first quarter of 2008, compared to $8.6 million for the first quarter of 2007;

•

The calendar year loss and LAE ratio was 69.7 percent for the three months ended March 31, 2008 compared to 64.5 percent for the same period in 2007. The increase in the loss ratio from 2007 to 2008 is primarily attributable to an increase in dental utilization primarily in the Southeast;

•	The expense ratio was 31.9 percent for the three months ended March 31, 2008 compared to 31.3 percent for the same period in 2007;

•	The combined ratio was 101.5 percent for the first quarter of 2008, compared to 95.8 percent for the same period last year; and

•	Net investment income was $859,000 for the first quarter of 2008 compared to $848,000 for the first quarter of 2007.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported net income of $258,000 for the first quarter of 2008 compared to $331,000 for the same period last year. Highlights for the first quarter include:

•	Reinsurance premiums earned were $3.5 million for the first quarter of 2008 compared to $3.1 million for the same period in 2007;

•

The calendar year loss and LAE ratio was 75.7 percent for the three months ended March 31, 2008 compared to 75.0 percent for the same period in 2007. For the three months ended March 31, 2008, unfavorable loss reserve development on prior accident years of $653,000 increased the 2008 loss ratio by 18.7 percentage points, compared to unfavorable loss reserve development on prior accident years of $231,000 in the first quarter of 2007, which increased the 2007 loss ratio by 7.4

May 8, 2008	Eastern Insurance Holdings, Inc. Quarterly Earnings Release

percentage points. The loss ratio in the first quarter of 2007 includes purchase accounting charges for the three months ended March 31, 2007 that increased the loss ratio by 13.3 points;

•	The combined ratio was 109.9 percent for the first quarter of 2008, compared to 103.2 percent for the same period last year; and

•

For the three months ended March 31, 2007, net income was negatively impacted by after-tax purchase accounting adjustments of $162,000 compared to negligible purchase accounting adjustments for the same period in 2008.

Business in the specialty reinsurance segment is assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective January 1, 2008, EIHI’s participation percentage in the reinsurance treaty was decreased from 25 percent to 15 percent.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $990,000 for the three months ended March 31, 2008 compared to a net loss of $816,000 for the same period in 2007.

Financial Condition

Total assets were $391.3 million as of March 31, 2008. Shareholders’ equity was $167.5 million as of March 31, 2008. During the first quarter of 2008, the Company repurchased 739,213 common shares at a total cost of $12.1 million, representing a weighted average price of $16.39 per share. As of March 31, 2008, EIHI’s book value per share and diluted book value per share were $17.02 and $16.43, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 9,841,645 and 10,781,932, respectively, as of March 31, 2008. The basic book value per share calculation includes the impact of restricted stock awards of 246,675 shares. The diluted book value per share calculation includes the additional impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 634,188 common shares, which have a weighted average exercise price of $14.37.

May 8, 2008	Eastern Insurance Holdings, Inc. Quarterly Earnings Release

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, May 9, 2008 to review the Company’s 2008 first quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

800-860-2442 (Domestic)

412-858-4600 (International)

A replay of the conference call will be available through May 16, 2008, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay passcode for the conference call is 418978. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of March 31, 2008 and December 31, 2007 and unaudited results of operations for the three months ended March 31, 2008 and 2007.

May 8, 2008	Eastern Insurance Holdings, Inc. Quarterly Earnings Release

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	March 31 2008	December 31 2007
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $193,810; $202,039)	$200,058	$205,785
Convertible bonds, at estimated fair value (amortized cost, $13,283; $14,232)	13,936	15,478
Equity securities, at estimated fair value (cost, $25,400; $19,578)	24,432	20,541
Other long-term investments (cost, $11,359; $10,386)	12,363	11,317

Total investments	250,789	253,121

Cash and cash equivalents	41,548	45,940
Accrued investment income	2,275	2,290
Premiums receivable (net of allowance, $559; $558)	35,397	26,846
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	27,971	26,303
Deferred acquisition costs	7,458	6,257
Deferred income taxes, net	2,209	1,229
Federal income taxes recoverable	—	846
Intangible assets	6,044	6,372
Goodwill	7,992	7,992
Other assets	9,634	8,322

Total assets	$391,317	$385,518

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$132,961	$129,788
Unearned premium reserves	50,636	39,826
Advance premium	1,582	1,380
Accounts payable and accrued expenses	7,490	8,422
Ceded reinsurance balances payable	8,196	6,762
Benefit plan liabilities	328	334
Segregated portfolio cell dividend payable	13,775	13,168
Federal income taxes payable	810	—
Junior subordinated debentures	8,007	8,007

Total liabilities	223,785	$207,687

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,597,723; outstanding – 9,841,645 and 10,580,858, respectively	—	—
Unearned ESOP compensation	(6,167)	(6,354)
Additional paid in capital	110,614	110,166
Treasury stock, at cost (1,756,078 and 1,016,865 shares, respectively)	(27,703)	(15,589)
Retained earnings	88,213	86,363
Accumulated other comprehensive income, net	2,575	3,245

Total shareholders’ equity	167,532	177,831

Total liabilities and shareholders’ equity	$391,317	$385,518

May 8, 2008	Eastern Insurance Holdings, Inc. Quarterly Earnings Release

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenue:
Net premiums earned	$33,003	$29,129
Net investment income	2,614	2,980
Net realized investment (losses) gains	(293)	724
Other revenue	216	182

Total revenue	35,540	33,015

Expenses:
Losses and loss adjustment expenses incurred	19,715	17,940
Acquisition and other underwriting expenses	4,920	3,349
Other expenses	6,063	5,456
Amortization of intangible assets	328	435
Policyholder dividends	(63)	101
Segregated portfolio dividend expense	934	722

Total expenses	31,897	28,003

Income before income taxes	3,643	5,012
Income tax expense	1,069	1,861

Net income	$2,574	$3,151

Earnings per share (EPS):
Basic shares outstanding	9,426,830	10,641,044
Basis EPS	$0.27	$0.30

Diluted shares outstanding	9,773,052	10,958,192
Diluted EPS	$0.26	$0.29

May 8, 2008	Eastern Insurance Holdings, Inc. Quarterly Earnings Release

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form 10-K, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.